Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Shareholders

ARAMARK Corporation:

We consent to the incorporation by reference in registration statements (Nos. 333-53163, 333-75870, 333-89118, 333-89120, 333-89122, 333-89124, 333-89126, 333-103517) on Form S-8 and registration statement (No. 333-85050) on Form S-3 of ARAMARK Corporation and subsidiaries of our report dated November 11, 2003, with respect to the consolidated balance sheets of ARAMARK Corporation and subsidiaries as of October 3, 2003 and September 27, 2002, and the related consolidated statements of income, cash flows and shareholders’ equity for each of the fiscal years in the three-year period ended October 3, 2003, and related financial statement schedule, which report appears in the October 3, 2003, annual report on Form 10-K of ARAMARK Corporation.

As described in Note 4 to the consolidated financial statements, effective September 29, 2001 the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

Philadelphia, Pennsylvania

December 19, 2003